EXHIBIT 4.5


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                              THE AES CORPORATION
                                 as the Company


                                      and


                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                   as Trustee



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                       Contingent Value Rights Agreement

                         Dated as of December 13, 2002

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                              TABLE OF CONTENTS(1)
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                                   ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions....................................................1
Section 1.02.  Other Definitions..............................................5
Section 1.03.  Rules of Construction..........................................5

                                   ARTICLE 2
                                    THE CVRs

Section 2.01.  Title and Terms................................................5
Section 2.02.  Execution and Authentication...................................6
Section 2.03 . Paying Agent; Paying Agent to Hold Money in Trust..............7
Section 2.04.  No Transfer and Exchange.......................................8
Section 2.05.  Registration...................................................8
Section 2.06.  Replacement CVRs...............................................9
Section 2.07.  Outstanding CVRs...............................................9
Section 2.08.  Temporary CVRs................................................10
Section 2.09.  Cancellation..................................................10
Section 2.10.  CUSIP Numbers.................................................11

                                   ARTICLE 3
                                   COVENANTS

Section 3.01.  Payment of CVRs...............................................11
Section 3.02.  Maintenance of Office or Agency...............................11

                                   ARTICLE 4
                             SUCCESSOR CORPORATION

Section 4.01.  When Company May Merge, Etc...................................12
Section 4.02.  Successor Substituted.........................................12


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     1 Note: The Table of Contents shall not for any purposes be deemed to be a part of the Agreement.


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                                   ARTICLE 5
                              DEFAULT AND REMEDIES

Section 5.01.  Events of Default.............................................12
Section 5.02.  Remedies......................................................12
Section 5.03.  Limitation on Suits...........................................13
Section 5.04.  Rights of Holders to Receive Payment..........................13
Section 5.05.  Collection Suit by Trustee....................................13
Section 5.06.  Trustee May File Proofs of Claim..............................14
Section 5.07.  Application of Proceeds.......................................14
Section 5.08.  Restoration of Rights and Remedies............................15
Section 5.09.  Undertaking for Costs.........................................15
Section 5.10.  Rights and Remedies Cumulative................................15
Section 5.11.  Delay or Omission Not Waiver..................................15

                                   ARTICLE 6
                                    TRUSTEE

Section 6.01.  General.......................................................15
Section 6.02.  Certain Rights of Trustee.....................................16
Section 6.03.  Individual Rights of Trustee..................................17
Section 6.04.  Trustee's Disclaimer..........................................17
Section 6.05.  Notice of Event of Default....................................17
Section 6.06.  Compensation and Indemnity....................................18
Section 6.07.  Replacement of Trustee........................................18
Section 6.08.  Successor Trustee by Merger, Etc..............................19
Section 6.09.  Money Held in Trust...........................................20

                                   ARTICLE 7
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 7.01.  Without Consent of Holders....................................20
Section 7.02.  With Consent of Holders.......................................20
Section 7.03.  Effect of Amendments..........................................21
Section 7.04.  Notation on or Exchange of CVRs...............................21
Section 7.05.  Trustee to Sign Amendments, Etc...............................21

                                   ARTICLE 8
                                 MISCELLANEOUS

Section 8.01.  Notices.......................................................22
Section 8.02.  Certificate and Opinion as to Conditions Precedent............23
Section 8.03.  Statements Required in Certificate or Opinion.................23
Section 8.04.  Evidence of Ownership.........................................24
Section 8.05.  Rules by Paying Agent.........................................24


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Section 8.06.  Governing Law.................................................24
Section 8.07.  No Adverse Interpretation of Other Agreements.................24
Section 8.08.  Successors....................................................24
Section 8.09.  Duplicate Originals...........................................24
Section 8.10.  Separability..................................................24
Section 8.11.  Table of Contents, Headings, Etc..............................24
Section 8.12.  Incorporators, Stockholders, Officers and Directors
                 of Company Exempt from Individual Liability.................24




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     AGREEMENT, dated as of December 13, 2002, between The AES Corporation, a
Delaware corporation, as the Company, and Wells Fargo Bank Minnesota, National Association, a national banking association, as Trustee.

                            RECITALS OF THE COMPANY

     WHEREAS, the Company has duly authorized the creation of an issue of contingent value rights (the "CVRs"), of the tenor and amount set forth herein, and to provide therefor the Company has duly authorized the execution and delivery of this Agreement;

     WHEREAS the Company, pursuant to the Amended and Restated Offering Memorandum and related letter of transmittal each dated as of November 12, 2002, has agreed to issue, to each holder of the Company's 7.375% Remarketable or Redeemable Securities due 2013 ("ROARS") that validly tenders such ROARS to the Company on or prior to the Expiration Date of the Exchange Offer (as defined below) and does not withdraw such ROARS, one CVR for each $1,000 principal amount of ROARS tendered;

     WHEREAS, all things necessary to make this Agreement a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the CVRs, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company as hereinafter provided;

     NOW, THEREFORE THIS AGREEMENT WITNESSETH

     For and in consideration of the premises and the consummation of the transactions referred to above, it is mutually covenanted and agreed, for the equal and proportionate benefit of the respective holders of the CVRs as follows:

                                   ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.01. Definitions.

     "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with") when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.


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     "Agent" means any Paying Agent, transfer agent or Authenticating Agent.

     "Agent Member" means a member of, or a participant in, the Depositary.

     "Agreement" means this Agreement as originally executed and delivered or as it may be amended or supplemented from time to time by one or more amendments to this Agreement entered into pursuant to the applicable provisions of this Agreement.

     "Amended and Restated Offering Memorandum" means the offering memorandum dated November 12, 2002, as amended or supplemented through the Expiration Date, which describes the terms and conditions of the Exchange Offer.

     "Board of Directors" means either the Board of Directors of the Company or any committee of such Board duly authorized to act hereunder.

     "Board Resolution" means one or more resolutions of the Board of Directors or any committee authorized or designated by the Board of Directors to act on its behalf, certified by the secretary or an assistant secretary to have been duly adopted and to be in full force and effect on the date of certification, and delivered to the Trustee.

     "Certificated CVR" means a Registered CVR in individual form.

     "CILCORP Sale" means the sale of all of the issued and outstanding shares of common stock, without par value, of CILCORP Inc., an Illinois corporation, to Ameren Corporation pursuant to the Stock Purchase Agreement dated as of April 28, 2002.

     "Company" means the party named as such in the first paragraph of this Agreement until a successor replaces it pursuant to Article 4 of this Agreement and thereafter means the successor.

     "Contingent Payment" means a payment of $20 for each CVR; provided that the Company shall have no obligation to make such payment unless and until the CILCORP Sale is consummated.

     "Contingent Payment Date" means the date, if any, on which the Company makes the Contingent Payment which shall be within 30 days of the date on which the CILCORP Sale is consummated.

     "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Agreement, located at Sixth Street


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and Marquette Avenue, Minneapolis, Minnesota, Attention: AES Corporation
Administrator.

     "CVRs" means any of the contingent value rights, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Agreement.

     "Default Interest Rate" means 10% per annum, compounded semi-annually on the basis of a 360-day year of twelve 30-day months.

     "Depositary" means the depositary of each Global CVR, which initially will be DTC unless and until a successor Depositary shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder.

     "DTC" means The Depository Trust Company, a New York corporation.

     "DTC Legend" means the legend set forth in Exhibit B.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Offer" means the Company's offer to exchange its outstanding 8.75% Senior Notes and ROARS for new 10% Senior Secured Notes due 2005 plus a cash amount, and, in the case of the ROARS, a CVR, as described in the Amended and Restated Offering Memorandum.

     "Expiration Date" means December 12, 2002, the expiration date of the Exchange Offer.

     "GAAP" means generally accepted accounting principles in the U.S. as in effect as of the date of this Agreement applied on a basis consistent with the principles, methods, procedures and practices employed in the preparation of the Company's audited financial statements, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as is approved by a significant segment of the accounting profession.

     "Global CVR" means a Registered CVR in global form.

     "Holder" means the registered holder of any CVR and all beneficial holders thereof.


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     "Officer" means, with respect to the Company, the chairman of the Board of
Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary.

     "Officers' Certificate" means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, complying with Section 8.03 and delivered to the Trustee. Each such certificate shall include (except as otherwise expressly provided in this Agreement) the statements provided in Section 8.03.

     "Opinion of Counsel" means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, satisfactory to the Trustee and complying with Section 8.03. Each such opinion shall include the statements provided in Section 8.03, if and to the extent required thereby.

     "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Registered CVR" means any CVR registered on the CVR Register (as defined in Section 2.05).

     "Responsible Officer" means, when used with respect to the Trustee, any senior trust officer, any vice president, any trust officer, any assistant trust officer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     "Trustee" means the party named as such in the first paragraph of this Agreement until a successor replaces it in accordance with the provisions of
Article 6 and thereafter means such successor.

     "8.75% Senior Notes" means the 8.75% Senior Notes due December 15, 2002 issued by the Company.


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     Section 1.02. Other Definitions. Each of the following terms is defined in the section set forth opposite such term:

                  Term                                  Section
                  ----                                  -------
                  Authenticating Agent                    2.02
                  CVR Register                            2.05
                  Event of Default                        5.01
                  Paying Agent                            2.03

     Section 1.03. Rules of Construction. Unless the context otherwise requires:

          (i) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (ii) words in the singular include the plural, and words in the plural include the singular;

          (iii) "herein," "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

          (iv) all references to Sections or Articles refer to Sections or Articles of this Agreement unless otherwise indicated; and

          (v) use of masculine, feminine or neuter pronouns should not be deemed a limitation, and the use of any such pronouns should be construed to include, where appropriate, the other pronouns.

                                   ARTICLE 2
                                    THE CVRs

     Section 2.01. Title and Terms. (a) The aggregate number of CVRs which may be authenticated and delivered under this Agreement is limited to one CVR for each $1,000 aggregate principal amount of ROARS validly tendered in the Exchange Offer on or prior to the Expiration Date and not validly withdrawn, except for CVRs authenticated and delivered in exchange for, or in lieu of, other CVRs pursuant to Section 2.06, 2.08 or 7.04.

     (b) The CVRs shall be known and designated as "Contingent Value Rights" of the Company.

     (c) Each CVR and the related Trustee's certificate of authentication will be substantially in the form attached hereto as Exhibit A. The terms and


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provisions contained in the form of the CVRs annexed as Exhibit A constitute, and are hereby expressly made, a part of this Agreement.

     (d) The CVRs shall be issuable in denominations of one CVR for each $1,000 aggregate principal amount of ROARS validly tendered in the Exchange Offer on or prior to the Expiration Date and not validly withdrawn. The CVRs shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the Officers of the Company executing the same may determine, as evidenced by their execution thereof. Each CVR shall be dated the date of its authentication.

     (e) If and when the Contingent Payment Date occurs, the Company shall make the Contingent Payment to each Holder.

     (f) In the event that it is finally determined in good faith that the CILCORP Sale will not be consummated and that the condition for payment of the CVRs will not occur, the Company shall give to the Trustee and each Holder notice of such determination. Upon such determination, absent manifest error, the CVRs shall terminate and become null and void and the Holders thereof shall have no further rights with respect thereto. The failure to give such notice or any defect therein shall not affect the validity of such determination.

     Section 2.02. Execution and Authentication. Two Officers shall execute the CVRs for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a CVR no longer holds that office at the time the CVR is authenticated, the CVR shall nevertheless be valid.

     The Trustee, at the expense of the Company, may appoint an authenticating agent (the "Authenticating Agent") to authenticate CVRs. The Authenticating Agent may authenticate CVRs whenever the Trustee may do so. Each reference in this Agreement to authentication by the Trustee includes authentication by such Authenticating Agent.

     A CVR shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on the CVR. The signature shall be conclusive evidence that the CVR has been authenticated under this Agreement. In authenticating the CVRs, the Trustee shall be entitled to receive prior to the first authentication of any CVRs and (subject to Article 6) shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

     (a) any Board Resolution by or pursuant to which the form and terms of the CVRs were established;


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     (b) An Officers' Certificate setting forth the form and terms of the CVRs, stating that the form and terms of the CVRs have been established in compliance with this Agreement; and

     (c) an Opinion of Counsel substantially to the effect that the form and terms of the CVRs have been established in compliance with this Agreement, and the CVRs have been duly authorized and, if executed and authenticated in accordance with the provisions of the Agreement and delivered to the holders of the ROARS pursuant to the terms of the Exchange Offer on the date of such opinion, would be entitled to the benefits of the Agreement and would be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting creditors' rights generally, general principles of equity and such other matters as shall be specified therein.

     Section 2.03. Paying Agent; Paying Agent to Hold Money in Trust. The Company shall maintain an office or agency where CVRs may be presented for payment (the "Paying Agent"), which shall be in the Borough of Manhattan, The City of New York. The Company initially appoints the Trustee as Paying Agent. The Trustee's function as Paying Agent will be performed through its Agent in The City of New York.

     (b) Not later than 10:00 a.m. New York City time on the Contingent Payment Date, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to make the Contingent Payment for each CVR. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust, for the benefit of the Holders of such CVRs or the Trustee, all money held by the Paying Agent for the payment of the Contingent Payment for each CVR and shall promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Affiliate of the Company acts as Paying Agent, it will, on or before the Contingent Payment Date or any date upon which any amounts are due to the Holders of the CVRs, segregate and hold in a separate trust fund for the benefit of the Holders thereof a sum of money sufficient to make such payment until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Agreement, and will promptly notify the Trustee in writing of its action or failure to act as required by this Section.


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     Section 2.04. No Transfer and Exchange. (a) The CVRs many not be transferred or exchanged except as set forth in Section 2.05(b)(iv) in accordance with the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence. In addition, no transfer or exchange of a beneficial interest in the CVRs will be permitted or recognized by the Trustee, except as otherwise required by law.

     (b) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a CVR (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

     (c) By its acceptance of any CVR (or any beneficial interest in such CVR), each Holder thereof and each owner of a beneficial interest therein acknowledges and agrees that such CVR (or a beneficial interest therein) is nontransferable except as set forth in clause (a) above.

     Section 2.05. Registration. (a) Registered Global Form Only. The CVRs will be issued in registered form only, without coupons, and the Company shall cause the Trustee to maintain a register (the "CVR Register") of the CVRs, for registering the record ownership of the CVRs by the Holders. The CVRs will be issued in global form only except for CVRs to be issued under the circumstances described in clause (b)(iv) of this Section.

     (b) Global CVRs. (i) Each Global CVR will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

          (ii) Each Global CVR will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global CVR (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except as set forth in paragraph (b)(iv) of this Section.

          (iii) Agent Members will have no rights under the Agreement with respect to any Global CVR held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global CVR for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any person (including any Agent Member and any Person that holds a beneficial interest in a Global CVR through an Agent Member) to take any action which a Holder is entitled to take under the Agreement or the CVRs, and nothing herein will impair, as between the Depositary and


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     its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

          (iv) If (x) the Depositary (1) notifies the Company that it is unwilling or unable to continue as Depositary for a Global CVR and a successor depositary is not appointed by the Company within 90 days of the notice or (2) has ceased to be a clearing agency registered under the Exchange Act, (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, or (z) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated CVRs, the Trustee will promptly exchange each beneficial interest in the Global CVR for one or more Certificated CVRs in authorized denominations registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global CVR will be deemed canceled.

     Section 2.06. Replacement CVRs. If a defaced or mutilated CVR is surrendered to the Trustee or if a Holder claims that its CVR has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement CVR bearing a number not contemporaneously outstanding. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee and any Agent from any loss that any of them may suffer if a CVR is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee (including without limitation attorneys' fees and expenses) in replacing a CVR. In case any such mutilated, defaced, lost, destroyed or wrongfully taken CVR has become or is about to become due and payable, the Company in its discretion may pay such CVR instead of issuing a new CVR in replacement thereof.

     Every replacement CVR is an additional obligation of the Company and shall be entitled to the benefits of this Agreement.

     To the extent permitted by law, the foregoing provisions of this Section are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken CVRs.

     Section 2.07. Outstanding CVRs. CVRs outstanding at any time are all CVRs that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

     If a CVR is replaced pursuant to Section 2.06, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced CVR is held by a holder in due course.


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     If the Paying Agent (other than the Company or an Affiliate of the Company)
holds on the Contingent Payment Date, money sufficient to pay CVRs payable on that date, then on and after that date such CVRs cease to be outstanding.

     A CVR does not cease to be outstanding because the Company or one of its Affiliates holds such CVR, provided, however, that, in determining whether the Holders of the outstanding CVRs have given any request, demand, authorization, direction, notice, consent or waiver hereunder, CVRs owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only CVRs as to which a Responsible Officer of the Trustee has received written notice to be so owned shall be so disregarded. Any CVRs so owned which are pledged by the Company, or by any Affiliate of the Company, as security for loans or other obligations, otherwise than to another such Affiliate of the Company, shall be deemed to be outstanding, if the pledgee is entitled pursuant to the terms of its pledge agreement and is free to exercise in its or his discretion the right to vote such CVRs, uncontrolled by the Company or by any such Affiliate.

     Section 2.08. Temporary CVRs. Until definitive CVRs are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary CVRs. Temporary CVRs shall be substantially in the form of definitive CVRs but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary CVRs, as evidenced by their execution of such temporary CVRs. If temporary CVRs are issued, the Company will cause definitive CVRs to be prepared without unreasonable delay. After the preparation of definitive CVRs, the temporary CVRs shall be exchangeable for definitive CVRs of such tenor upon surrender of such temporary CVRs at the office or agency of the Company designated for such purpose pursuant to Section 3.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary CVRs the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like number of CVRs of the same tenor. Until so exchanged, the temporary CVRs shall be entitled to the same benefits under this Agreement as definitive CVRs.

     Section 2.09. Cancellation. The Company at any time may deliver to the Trustee for cancellation any CVRs previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any CVRs previously authenticated hereunder which the Company has not issued and sold. Any transfer agent and the Paying Agent shall forward to the Trustee any CVRs surrendered to them for transfer, exchange or payment. The Trustee shall cancel and destroy all CVRs surrendered for transfer, exchange, payment or cancellation and shall deliver a


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certificate of destruction to the Company. The Company may not issue new CVRs to replace CVRs it has paid in full or delivered to the Trustee for cancellation.

     Section 2.10. CUSIP Numbers. The Company in issuing the CVRs may use "CUSIP" and "CINS" numbers, and the Trustee shall use CUSIP numbers or CINS numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders and no representation shall be made as to the correctness of such numbers either as printed on the CVRs or as contained in any notice of redemption or exchange.

                                   ARTICLE 3
                                   COVENANTS

     Section 3.01. Payment of CVRs. The Company shall duly and punctually pay the amounts, if any, in the manner provided for in Section 2.03, payable on the CVRs in accordance with the terms of the CVRs and this Agreement.

     Section 3.02. Maintenance of Office or Agency. So long as any of the CVRs remain outstanding, the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where CVRs may be surrendered or presented for payment and where notices and demands to or upon the Company in respect of the CVRs and this Agreement may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee, located in the Borough of Manhattan, The City of New York, as such office or agency of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 8.01.

     The Company may also from time to time designate one or more other offices or agencies where the CVRs may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.


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                                   ARTICLE 4
                              SUCCESSOR CORPORATION

     Section 4.01. When Company May Merge, Etc. The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation with or merger with or into a Subsidiary or a sale, conveyance, transfer, lease or other disposition to a Subsidiary) or permit any Person to merge with or into the Company unless either (x) the Company shall be the continuing Person or (y) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which properties and assets of the Company shall be a solvent corporation organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia and shall expressly assume, by an amendment to this Agreement, executed and delivered to the Trustee, all of the obligations of the Company on all of the CVRs issued under this Agreement and the Company shall have delivered to the Trustee an Opinion of Counsel stating that such consolidation, merger or transfer and such amendment complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with and that such amendment constitutes the legal, valid and binding obligation of the Company or such successor enforceable against such entity in accordance with its terms, subject to customary exceptions.

     Section 4.02. Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with
Section 4.01 of this Agreement, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor Person had been named as the Company herein.

                                   ARTICLE 5
                              DEFAULT AND REMEDIES

     Section 5.01. Events of Default. An "Event of Default" shall occur with respect to the CVRs if the Company defaults in making the Contingent Payment when the same becomes due and payable on the Contingent Payment Date.

     Section 5.02. Remedies. If an Event of Default with respect to the CVRs occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payments due on the CVRs. In addition, Default Interest will accrue at the

Default Interest Rate from the scheduled Contingent Payment Date until the date on which the Company makes the Contingent Payment.

     The Trustee may maintain a proceeding even if it does not possess any of the CVRs or does not produce any of them in the proceeding.

     Section 5.03. Limitation on Suits. No Holder of any CVR may institute any proceeding, judicial or otherwise, with respect to this Agreement or the CVRs, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the CVRs;

          (ii) the Holders of at least 25% of outstanding CVRs shall have made written request to the Trustee to pursue the remedy;

          (iii) such Holder or Holders have offered and, if requested, provided to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

          (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (v) during such 60-day period, the Holders of a majority in outstanding CVRs have not given the Trustee a direction that is inconsistent with such written request.

     A Holder may not use this Agreement to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

     Section 5.04. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Agreement, the right of any Holder of a CVR to receive payment of the amount payable in respect of such CVR on or after the Contingent Payment Date expressed in such CVR, or to bring suit for the enforcement of any such payment on or after such date, shall not be impaired or affected without the consent of such Holder.

     Section 5.05. Collection Suit by Trustee. If an Event of Default occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount in cash that then shall have become due and payable on all CVRs (with interest from the date due and payable to the date of such payment upon the overdue amount at the

Default Interest Rate) and such further amount as shall be sufficient to cover all amounts owing the Trustee under Section 6.06.

     Section 5.06. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due the Trustee under Section 6.06) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the CVRs), its creditors or its property and shall be entitled and empowered to collect and receive any moneys, securities or other property payable or deliverable upon conversion or exchange of the CVRs or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it under Section 6.06. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the CVRs or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 5.07. Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article in respect of the CVRs shall be applied in the following order at the date or dates fixed by the Trustee:

          FIRST: To the payment of all amounts due the Trustee under Section
     6.06;

          SECOND: to Holders for amounts then due and unpaid for the Contingent Payment and any Default Interest on the CVRs, ratably, without preference or priority of any kind, according to the amounts due and payable on the CVRs for the Contingent Payment and any Default Interest, and in the case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the CVRs, then to the payment of such amounts without preference or priority of any kind, ratably, to the aggregate of such amounts due and payable; and

          THIRD: To the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

     Section 5.08. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

     Section 5.09. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Agreement or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case with respect to the CVRs, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 5.09 does not apply to a suit by a Holder pursuant to Section 5.04 or a suit by Holders of more than 10% of the CVRs outstanding.

     Section 5.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken CVRs in Section 2.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 5.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 5 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                   ARTICLE 6
                                    TRUSTEE

     Section 6.01. General. The duties and responsibilities of the Trustee shall be as set forth herein. The Trustee undertakes to perform only the duties expressly set forth herein and no implied covenant or obligation shall be read into this Agreement against the Trustee. Notwithstanding the foregoing, no provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense. Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 6.

     Section 6.02. Certain Rights of Trustee. (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any Board Resolution, Officers' Certificate, Opinion of Counsel, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person or persons. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

     (b) before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel, which shall conform to
Section 8.03. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion. Subject to
Section 6.01 and Section 6.02, whenever in the administration of the trusts of this Agreement the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof;

     (c) the Trustee may act through its attorneys and agents not regularly in its employ and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care;

     (d) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request, order or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

     (f) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers;

     (g) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon; and

     (h) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, Officers' Certificate, Opinion of Counsel, Board Resolution, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority of the CVRs then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding.

     Section 6.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of the CVRs and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights.

     Section 6.04. Trustee's Disclaimer. The recitals contained herein and in the CVRs (except the Trustee's certificate of authentication) shall be taken as statements of the Company and not of the Trustee and the Trustee assumes no responsibility for the correctness of the same. Neither the Trustee nor any of its agents makes any representation as to the validity or adequacy of this Agreement or the CVRs.

     Section 6.05. Notice of Event of Default. If any Event of Default with respect to the CVRs occurs and is continuing and if such Event of Default is known to the actual knowledge of a Responsible Officer of the Trustee, the Trustee shall give to each Holder of CVRs notice of such Event of Default within

90 days after it occurs to all Holders, unless such Event of Default shall have been cured or waived before the mailing or publication of such notice.

     Section 6.06. Compensation and Indemnity. The Company shall pay to the Trustee such compensation as shall be agreed upon in writing from time to time for its services. The compensation of the Trustee shall not be limited by any law on compensation of a Trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of pocket expenses, disbursements and advances incurred or made by the Trustee. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents, counsel and other persons not regularly in its employ.

     The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without gross negligence or bad faith on its part arising out of or in connection with the acceptance or administration of this Agreement and the CVRs or the issuance of the CVRs or the trusts hereunder and the performance of duties under this Agreement and the CVRs, including the costs and expenses of defending itself against or investigating any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Agreement and the CVRs.

     To secure the Company's payment obligations in this Section 6.06, the Trustee shall have a lien prior to the CVRs on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay amounts due with respect to particular CVRs.

     The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Agreement or the rejection or termination of this Agreement under bankruptcy law. Such additional indebtedness shall be a senior claim to that of the CVRs upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular CVRs, and the CVRs are hereby subordinated to such senior claim.

     Section 6.07. Replacement of Trustee. A resignation or removal of the Trustee as Trustee and appointment of a successor Trustee as Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 6.07.

     The Trustee may resign as Trustee with respect to the CVRs at any time by so notifying the Company in writing. The Holders of a majority of outstanding CVRs may remove the Trustee as Trustee with respect to the CVRs by so notifying the Trustee in writing and may appoint a successor Trustee with respect thereto with the consent of the Company. The Company may remove the Trustee as Trustee with respect to the CVRs if: (i) the Trustee is adjudged a bankrupt or insolvent; (ii) a receiver or other public officer takes charge of the Trustee or its property; or (iii) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed as Trustee with respect to the CVRs, or if a vacancy exists in the office of Trustee with respect to the CVRs for any reason, the Company shall promptly appoint a successor Trustee with respect thereto. Within one year after the successor Trustee takes office, the Holders of a majority of outstanding CVRs may appoint a successor Trustee in respect of such CVRs to replace the successor Trustee appointed by the Company. If the successor Trustee with respect to the CVRs does not deliver its written acceptance required by the next succeeding paragraph of this Section 6.07 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority of the outstanding CVRs may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect thereto.

     A successor Trustee with respect to the CVRs shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided for in Section 6.06, (i) the retiring Trustee shall transfer all property held by it as Trustee in respect of the CVRs to the successor Trustee,
(ii) the resignation or removal of the retiring Trustee in respect of the CVRs shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee in respect of the CVRs under this Agreement. A successor Trustee shall mail notice of its succession to each Holder of CVRs.

     Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the preceding paragraph.

     The Company shall give notice of any resignation and any removal of the Trustee with respect to the CVRs and each appointment of a successor Trustee in respect of the CVRs to all Holders of CVRs. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     Notwithstanding replacement of the Trustee with respect to the CVRs pursuant to this Section 6.07, the Company's obligations under Section 6.06 shall continue for the benefit of the retiring Trustee.

     Section 6.08. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

     Section 6.09. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                                   ARTICLE 7
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

     Section 7.01. Without Consent of Holders. (a) The Company and the Trustee may amend or supplement this Agreement or the CVRs without notice to or the consent of any Holder:

          (i) to cure any ambiguity, defect or inconsistency in this Agreement; provided that such amendments or supplements shall not adversely affect the interests of the Holders in any material respect;

          (ii) to comply with Article 4;

          (iii) to evidence and provide for the acceptance of appointment hereunder with respect to the CVRs by a successor Trustee; and

          (iv) to make any change that does not materially and adversely affect the rights of any Holder.

     Section 7.02. With Consent of Holders. Subject to Section 5.04, without prior notice to any Holders, the Company and the Trustee may amend this Agreement and the CVRs with the written consent of the Holders of not less than a majority of the outstanding CVRs by written notice to the Trustee, and the Holders of a majority of the outstanding CVRs by written notice to the Trustee may waive future compliance by the Company with any provision of this Agreement or the CVRs.

     Notwithstanding the provisions of this Section 7.02, without the consent of the Holder of each outstanding CVR, an amendment or waiver, may not:

          (a) change the Contingent Payment Date or the Contingent Payment amount;

          (b) reduce the above stated percentage of outstanding CVRs the consent of whose holders is necessary to modify or amend the Agreement; or

          (c) reduce the percentage of outstanding CVRs the consent of whose Holders is required for any waiver of compliance with certain provisions of this Agreement.

     It shall not be necessary for the consent of any Holder under this Section
7.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 7.02 becomes effective the Company will mail copies of any amendments or waivers to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or waiver.

     Section 7.03. Effect of Amendments. Upon the execution of any amendment under this Article, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of CVRs theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     Section 7.04. Notation on or Exchange of CVRs. If an amendment, supplement or waiver changes the terms of any CVR, the Trustee may require the Holder thereof to deliver it to the Trustee. The Trustee may, but is not required to, place an appropriate notation on the CVR about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the CVR may issue and the Trustee shall authenticate a new CVR of the same tenor that reflects the changed terms.

     Section 7.05. Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 7 is authorized or permitted by this Agreement, stating that all requisite consents have been obtained or that no consents are required and stating that such amendment constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to customary exceptions. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

                                   ARTICLE 8
                                 MISCELLANEOUS

     Section 8.01. Notices. Any notice or communication shall be sufficiently given if written and (a) if delivered in person when received, or (b) if mailed by first class mail 5 days after mailing, or (c) as between the Company and the Trustee if sent by facsimile transmission, where transmission is confirmed, in each case addressed as follows:

     if to the Company:

          The AES Corporation
          1001 North 19th Street
          Arlington, VA 22209
          Telecopy:  (703) 528-4510
          Attention:  General Counsel

     if to the Trustee:

          Wells Fargo Bank Minnesota,
          National Association
          Corporate Trust Services
          Sixth Street and Marquette Avenue
          MAC N9303-120
          Minneapolis, MN  55479
          Telecopy:  (612) 667-9825
          Attention:  AES Corporation Administrator

     The Company or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication shall be sufficiently given to Holders by mailing to such Holders at their addresses as they shall appear on the CVR Register. Notice mailed shall be sufficiently given if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except as otherwise provided in this Agreement, if a notice or communication is mailed in the manner provided in this Section 8.01, it is duly given, whether or not the addressee receives it.

     Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case it shall be impracticable to give notice as herein contemplated, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

     Section 8.02. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Agreement, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Section 8.03. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

          (a) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

          (c) a statement that, in the opinion of each such person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

     Section 8.04. Evidence of Ownership.

     The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name any CVR shall be registered upon the CVR Register as the absolute owner of such CVR (whether or not such CVR shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving any payments related to the CVR and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

     Section 8.05. Rules by Paying Agent. The Paying Agent may make reasonable rules for its functions.

     Section 8.06. Governing Law. The laws of the State of New York shall govern this Agreement and the CVRs, without giving effect to such state's conflicts of law principles.

     Section 8.07. No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret another agreement, indenture or loan or debt agreement of the Company or any Subsidiary of the Company. Any such agreement or indenture may not be used to interpret this Agreement.

     Section 8.08. Successors. All agreements of the Company in this Agreement and the CVRs shall bind its successors. All agreements of the Trustee in this Agreement shall bind its successors.

     Section 8.09. Duplicate Originals. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

     Section 8.10. Separability. In case any provision in this Agreement or in the CVRs shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 8.11. Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

     Section 8.12. Incorporators, Stockholders, Officers and Directors of Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Agreement or any amendment hereto or in any CVR, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the CVRs by the holders thereof and as part of the consideration for the issue of the CVRs.

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.


                                 THE AES CORPORATION
                                   as the Company

Attest:                          By:       /s/ Barry J. Sharp
                                       -----------------------------------
                                       Name:   Barry J. Sharp
                                       Title:  Executive Vice President and
                                               Chief Financial Officer


                                 WELLS FARGO BANK MINNESOTA, NATIONAL
                                    ASSOCIATION, as the Trustee


Attest:                          By:      /s/ Jane Y. Schweiger
                                       ----------------------------------
                                       Name:  Jane Y. Schweiger
                                       Title: Vice President

                                                                      EXHIBIT A

                              [FACE OF GLOBAL CVR]

                              THE AES CORPORATION

                                                 [CUSIP] [CINS] _______________


     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO THE PROHIBITIONS ON TRANSFER SET FORTH IN THE CONTINGENT VALUE RIGHTS AGREEMENT (AS HEREIN DEFINED) AND MAY NOT BE TRANSFERRED OR EXCHANGED EXCEPT IN THE LIMITED CIRCUMSTANCE DESCRIBED THEREIN.

     AES Corporation, a Delaware corporation (the "Company"), for value received, promises to pay to Cede & Co ("CEDE"), or its registered assigns, the Contingent Payment (as defined in the Contingent Value Rights Agreement described below) on the Contingent Payment Date (as defined in the Contingent Value Rights Agreement described below).

     This being a Global Security deposited with The Depository Trust Company ("DTC") acting as depositary, and registered in the name of CEDE, a nominee of DTC, CEDE, as holder of record of this Global Security, shall be entitled to receive the Contingent Payment by wire transfer of immediately available funds.

     This Contingent Value Right ("CVR") is being issued pursuant to the terms of and subject to the conditions of the Contingent Value Rights Agreement dated as of December 13, 2002 (the "Contingent Value Rights Agreement") between the Company and Wells Fargo Bank Minnesota, National Association, as trustee.

     Reference is hereby made to the further provisions of this CVR set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

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     IN WITNESS WHEREOF, the Company has caused this CVR to be signed manually or by facsimile by its duly authorized officers.

Date:                                   THE AES CORPORATION


                                        By:
                                           ------------------------------
                                           Name:
                                           Title:



                                        By:
                                           ------------------------------
                                           Name:
                                           Title:

               (Form of Trustee's Certificate of Authentication)

     This is one of the CVRs described in the Contingent Value Rights Agreement referred to in this CVR.

                                      WELLS FARGO BANK MINNESOTA,
                                         NATIONAL ASSOCIATION,
                                         as Trustee


                                      By:
                                         ----------------------------------
                                         Authorized Signatory

                             [REVERSE SIDE OF CVR]

                              THE AES CORPORATION

                             CONTINGENT VALUE RIGHT

     This CVR is being issued pursuant to the terms of and subject to the conditions of the Contingent Value Rights Agreement dated as of December 13, 2002 (the "Contingent Value Rights Agreement") between the Company and Wells Fargo Bank Minnesota, National Association, as Trustee (the "Trustee"). The terms and provisions contained in the Contingent Value Rights Agreement are incorporated by reference herein and made a part hereof. Reference is hereby made to the Contingent Value Rights Agreement for a full statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the CVRs. Terms not defined herein are used as defined in the Contingent Value Rights Agreement. Copies of the Contingent Value Rights Agreement can be obtained by contacting the Trustee.

     By acceptance of this CVR the Holder consents to all the terms and provisions hereof including the terms and provisions of the Contingent Value Rights Agreement incorporated by reference herein.

     1. Contingent Payment. THE AES CORPORATION, a Delaware corporation (the "Company", which definition shall include any successor thereto in accordance with the Contingent Value Rights Agreement) promises to pay the Contingent Payment to the holders of the CVRs on the Contingent Payment Date if such date occurs. Such payment shall be made exclusively in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     In the event that it is finally determined in good faith that the CILCORP Sale will not be consummated and that the condition for payment of the CVRs will not occur, the Company shall give to the Trustee and each registered holder notice of such determination. Upon such determination, absent manifest error, the CVRs shall terminate and become null and void and the Holders thereof shall have no further rights with respect thereto. The failure to give such notice or any defect therein shall not affect the validity of such determination.

     2. Method of Payment. The Contingent Payment will be made to the Depositary as the registered holder of the CVRs. The Company expects that the Depositary, upon receipt of the Contingent Payment, will credit the accounts of persons who have accounts with the Depositary ("participants") with an amount proportionate to their respective beneficial interests in the total amount of CVRs as shown on the records of the Depositary. The Company also expects that payments by participants to owners of beneficial interests in CVRs held through such participants will be governed by standing instructions and customary practices. Such payments will be the responsibility of such participants.

     2. Paying Agent and Registrar. The Trustee will act as Paying Agent and registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice.

     3. No Transfer or Exchange. The CVRs are in registered form without coupons. A Holder may not transfer or exchange the CVRs except in the limited circumstance set forth in the Contingent Value Rights Agreement.

     4. Persons Deemed Owners. The registered holder of the CVR may be treated as the owner of it for all purposes.

     5. Amendment, Supplement, Waiver. The Company and the Trustee may, without the consent of the holders of any outstanding CVRs, amend, waive or supplement the Contingent Value Rights Agreement or the CVRs for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, or making any other change that does not adversely affect the rights of any Holder in any material respect. Subject to Section 5.04 and
Section 7.02 of the Contingent Value Rights Agreement, other amendments and modifications of the Contingent Value Rights Agreement or the CVRs may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the outstanding CVRs.

     6. Successor Corporation. When a successor corporation assumes all the obligation of its predecessor under the CVRs and the Contingent Value Rights Agreement and the transaction complies with the terms of Article 4 of the Contingent Value Rights Agreement, the predecessor corporation, subject to certain exceptions, will be released from those obligations.

     7. Defaults and Remedies. Events of Default are set forth in the Contingent Value Rights Agreement.

     Holders of CVRs may not enforce the Contingent Value Rights Agreement or the CVRs except as provided in the Contingent Value Rights Agreement. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Contingent Value Rights Agreement or the CVRs. Subject to certain limitations, Holders of a majority of the then outstanding CVRs may direct the Trustee in its exercise of any trust or power.

     8. Trustee Dealing with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     9. No Recourse Against Others. A director, officer, employee, stockholder or beneficiary, as such, of the Company shall not have any liability for any obligations of the Company under the CVRs or the Contingent Value Rights Agreement or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of the CVRs by accepting a CVR waives and releases all such liability. The waiver and release are part of the consideration for the issue of the CVRs.

     10. Authentication. This CVR shall not be valid until the Trustee signs the certificate of authentication on the other side of this CVR.

     11. Abbreviations. Customary abbreviations may be used in the name of a Holder of CVRs, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

     12. GOVERNING LAW. THE CONTINGENT VALUE RIGHTS AGREEMENT AND THIS CVR SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     The Company will furnish to any Holder of CVRs upon written request and without charge a copy of the Contingent Value Rights Agreement. Requests may be made to:

     THE AES CORPORATION
     1001 North 19th Street, Suite 2000
     Arlington, Virginia 22209
     Telephone: (703) 522-1315
     Telecopy:  (703) 528-4510

     Attention:  General Counsel

                                                                      EXHIBIT B

                                   DTC LEGEND

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL CVR ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CVR ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE CONTINGENT VALUE RIGHTS AGREEMENT.



                                      B-1